EXHIBIT 23.3

CONSENT OF DUFF & PHELPS, LLC

We hereby consent to the filing of our opinion regarding the valuation of Sears Hometown and Outlet Stores, Inc. as Exhibit 99.7 to this Registration Statement on Form S-1. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Duff & Phelps, LLC

By:	/s/ Jeffrey S. Schiedemeyer
Title:	Managing Director Chicago, IL

August 10, 2012